EXHIBIT 10.14

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (“Sublease”) is made and entered into this 29th day of May, 2020 by and between AVENT, INC., a Delaware corporation (hereinafter “Sublessor”) and TARSUS PHARMACEUTICALS, INC., a Delaware corporation (hereinafter “Sublessee”).

1

Master Lease.  Sublessor is the tenant under that certain Lease dated August 16, 2013 as amended by First Amendment to Lease dated May 3, 2018 (as amended, the “Master Lease”), wherein Discovery Business Center LLC, a Delaware limited liability company (hereinafter “Master Lessor”) currently leases to Sublessor approximately 5,285 rentable square feet within the Building (as defined below).  A copy of the Master Lease and any amendments thereto are attached herein as Exhibit “A” and made a part hereof.  Sublessor represents and warrants to Sublessee that the Master Lease has not been amended or modified except as expressly set forth herein, that Sublessor has no knowledge of it being in default of the Master Lease and will not do anything to be in material default or breach of any of the provisions of the Master Lease beyond applicable notice and cure periods, and that Sublessor has no knowledge of any claim by Master Lessor that Sublessor is in default or breach of any of the provisions of the Master Lease.  Sublessor shall use commercially reasonable efforts to cause Master Lessor to perform its obligations under the Master Lease as required under the Master Lease.

2

Premises.  Sublessor hereby subleases to Sublessee, on the terms and conditions set forth in this Sublease, approximately 5,285 rentable square feet of space in the building located at 15440 Laguna Canyon Road, Irvine, CA 92618 (the “Building”) and identified as Suite 130 on the Floor Plan attached hereto as Exhibit “B” and made a part hereof (hereinafter “Premises”).  Within thirty (30) days following delivery of the Premises to Sublessee, Sublessee, at its sole cost and expense, may cause the square footage of the Premises to be remeasured in compliance with BOMA 2010 measurement standards and verified by Stevenson Systems.  In the event that Sublessor disputes such re-measurement, Sublessor may elect to re-measure the Premises, in which event a representative appointed jointly by Sublessor and Sublessee shall at a mutually agreed date and time, within twenty (20) days following Sublessee’s receipt of notice from Sublessor of its election to re-measure the Premises, jointly field measure the Premises to determine such exact square footage In the event such actual certified square footage shall differ from that set forth herein, all charges and other dollar amounts under this Sublease which are based on the square footage of the Premises shall be adjusted to reflect the actual, certified square footage.

3

Term.  The term of this Sublease shall commence upon the later of (i) July 1, 2020 (the “Anticipated Delivery Date”), (ii) Possession of the Premises (as defined below), or (iii) the consent of the Master Lessor being obtained in accordance with Section 30 of the Lease (hereinafter “Commencement Date”).  The Term shall end on January 31, 2024 (hereinafter “Termination Date”) unless otherwise sooner terminated in accordance with the provisions of this Sublease (hereinafter referred to as either the “Term”, “Lease Term” and/or the “Term of this Lease”).  Notwithstanding the foregoing, in the event Sublessor requires additional time to restore and surrender the Premises to Master Lessor in accordance with the terms of the Master Lease, Sublessor shall be permitted to reduce the Term for up to fifteen (15) days by providing at least thirty (30) days prior written notice to Sublessee.  Sublessee shall indemnify, protect and save harmless the Sublessor from and against any claims, liabilities, damages and losses asserted against Sublessor as a result of Sublessee’s failure to vacate the Premises as required under this Sublease at the end of the Term or earlier termination of the Sublease.

4	Commencement.

a.Sublessor and Sublessee shall execute the Commencement Date Agreement attached hereto as Exhibit “C” and made a part hereof, which shall confirm the Commencement Date and Rent Commencement Date (as defined below).  Possession of the Premises (hereinafter “Possession”) shall be delivered to Sublessee in a good broom-clean swept condition and repair, free of debris, and Hazardous Materials (as defined in Section 5.3(a) of the Master Lease) brought to the Premises by or on behalf of Sublessor, provided however, the same shall not include a reasonable quantity of standard office products that may contain Hazardous Materials (such as photocopy toner, “White Out”, and the like), and Sublessor shall warrant such condition of the Premises, including that it is free of Hazardous Materials brought to the Premises by or on behalf of Sublessor, for 30 days following the Commencement Date.  In the event Sublessor does not deliver Possession of the Premises on or before the Anticipated Delivery Date, Sublessee shall be permitted to (a) terminate the Sublease, or (b) receive a Minimum Rent credit of one (1) day for each day after the Anticipated Delivery Date, to be applied to the first full month of Minimum Rent, until the Sublessor delivers Possession of the Premises.  Provided reasonable written notice is provided to Sublessor, Sublessee shall have access to the Premises fifteen (15) days prior to the Commencement Date for the sole purpose of installing equipment, furniture, equipment or other personal property of Sublessee (“Early Occupancy”).  Sublessee’s Early Occupancy of the Premises shall be subject to all of the terms and conditions of this Sublease, except that Sublessee shall not be required to pay Rent (as defined below) during this period.  Further, if Sublessee takes Early Occupancy of the Premises, this shall not advance the Termination Date.

b.Notwithstanding anything to the contrary contained herein, if a declaration of emergency or other order associated with the Covid-19 pandemic or similar epidemic is issued by a federal, California state or local governmental agency with jurisdiction over the Premises, Sublessee or Sublessor (collectively, a “Government Order”), and such Government Order (a) materially and substantially interferes with or substantially prohibits Sublessee’ s use of the Premises and the operation of Sublessee’s business therein, then, the Commencement Date shall be delayed by one (1) day for each day until the earlier of (i) the termination of such Government Order, or (ii) Sublessee’s resuming use of the Premises or operation of Sublessee’s business therein; provided, that, performance of construction activities or the installation or storage of trade fixtures and personal property shall not be deemed to be use or operation of Sublessee’s business for this purposes, or (b) materially and substantially interferes with Sublessor’s ability to deliver the Premises in accordance with Section 4(a) above, then, the Anticipated Delivery Date shall be delayed by one (1) days for each day until the earlier of (i) the termination of such Government Order, or (ii) Sublessee’s resuming use of the Premises or operation of Sublessee’s business therein; provided, that, performance of construction activities or the installation or storage of trade fixtures and personal property shall not be deemed to be use or operation of Sublessee’s business for this purposes.

5	Rent. Minimum Rent. Sublessee shall pay to Sublessor minimum rent, without deduction, setoff, notice, or demand (except as set forth herein), according to the following schedule (“Minimum Rent”):

Sublease Period	Minimum Rent/RSF	Monthly Minimum Rent
Commencement Date – Month 12*	$1.75/RSF	$9,248.75
Month 13 – Month 24	$1.80/RSF	$9,526.21

Sublease Period	Minimum Rent/RSF	Monthly Minimum Rent
Month 25 – Month 36	$1.86/RSF	$9,812.00
Month 37 – Termination Date	$1.91/RSF	$10,106.36

* Minimum Rent is to abate for the first four (4) full months of the Sublease Term (“Free Rent Period”), with the first installment of Minimum Rent being due upon execution of this Sublease to be applied to the Minimum Rent due for the fifth (5th) full Sublease month (the “Rent Commencement Date”).  Notwithstanding the foregoing to the contrary, in the event the Commencement Date is a date other than the first day of the month, then Sublessee shall be required to pay Minimum Rent for the remaining number of days in the month after the expiration of the Free Rent Period, being due on or before said date.

Minimum Rent shall be paid, in advance, on the first day of each month of the Term.  Sublessee shall pay to Sublessor upon execution of this Sublease (i) the sum of Nine Thousand Two Hundred Forty-Eight and 75/100 Dollars ($9,248.75) to be applied to the Minimum Rent due for the fifth (5th) full month following the Rent Commencement Date, and (ii) Fifteen Thousand and 00/100 Dollars ($15,000.00) as consideration for the use and title of the FF&E in the Premises pursuant to Section 29(a) below.

6

Late Charges.  In the event Sublessee fails to pay Minimum Rent on or before the fifth day of the month during the Sublease Term, a late charge equal to the greater of five percent (5%) of the monthly Minimum Rent or One Hundred Dollars ($100.00) will be due as “Additional Rent”.  In addition, all amounts of Minimum Rent and Additional Rent (collectively, “Rent”) which remain due and unpaid for more than ten (10) days after the same become due shall bear interest at a rate of one percent (1%) per month.  Sublessee agrees to tender all late Rents by cashier’s check, certified check, or money order.  In the event Sublessee’s rent check is dishonored by the bank, Sublessee agrees to pay Sublessor $25.00 as a handling charge and, if applicable, the late charge, and Sublessee shall deliver said monies to Sublessor as specified in Paragraph 5 above.  Dishonored checks must be replaced by cashier’s check, certified check or money order.  In the event more than one check is dishonored during the Sublease Term, Sublessee agrees to pay all future Rents and charges in the form of cashier’s check, certified check, or money order.  Any other amounts payable to Sublessor under this Sublease, with the exception of Rent, shall be considered past due thirty (30) days from Sublessor’s billing date and Sublessee shall pay a monthly service charge of five percent (5%) of the amount past due for that and each subsequent month that the amount remains past due.  The parties agree that such charges represent a fair and reasonable estimate of the costs the Sublessor will incur by reason of such late payment and/or returned check.

7

Security Deposit.  On the date of execution of this Sublease by Sublessee, Sublessee will pay to Sublessor, a security deposit in the amount of Ten Thousand One Hundred Seventy-Three and 63/100 Dollars ($10,173.63) (the “Security Deposit”) as security for the full and faithful performance by Sublessee of each and every term, provision, covenant and condition of this Sublease.  If Sublessee defaults beyond any notice and cure period in respect of any of the terms, provisions, covenants and conditions of this Sublease, Sublessor may, but shall not be required to, use, apply or retain the whole or any part of the Security Deposit for the payment of any Rent in default or for any other sum which Sublessor may expend by reason of Sublessee’s default, including any damages or deficiency in the re-letting of the Premises.  If Sublessor shall so use, apply or retain the whole or any part of the Security Deposit, Sublessee shall upon demand immediately deposit with Sublessor a sum equal to the amount so used, applied or retained in order to restore the Security Deposit to its original amount.  The Security Deposit, less any amounts subtracted from the Security Deposit due to Sublessee’s default or other damage caused to the Premises, shall be returned to Sublessee within 30 days following the expiration or sooner termination of the Sublease.

8

Acceptance of Premises and Release of Claims.  Sublessor, Broker and Co-Broker have made no representations or promises with respect to the Premises, or this Sublease except as herein expressly set forth.  The taking of Early Occupancy or Possession, whichever is sooner, of the Premises by Sublessee shall be evidence that Sublessee accepts the Premises “as is” and that the Premises are suitable for the use intended by Sublessee and were in satisfactory condition at the time such possession was so taken.  Sublessee further acknowledges that it has had the opportunity to adequately inspect the Premises prior to the execution of this Sublease and subject to the thirty (30) day warranty period contained in Section 4(a) above, Sublessee fully releases Sublessor, its employees, officers, directors, shareholders, representatives and agents from any and all costs, losses, liabilities, damages, expenses, demands, claims, counterclaims, actions or causes of action arising from or related to any defects or other conditions affecting the Premises (“Claims”) that Sublessee, its employees or agents now has or may in the future have against Sublessor, regardless of whether such Claims are known or unknown, latent or patent, existing now or in the future, and whether such Claims arise or may arise pursuant to any existing or future federal, state or local law, rule, regulation, ordinance, code, directive, or order under common law or statutory law.

9

Use of Premises.  Sublessee shall use the Premises for general office purposes and other purposes permitted by the Master Lease only and for no other purpose.  Sublessee shall be responsible to Sublessor and Master Lessor for all zoning compliance on the Premises or any claims, liabilities, damages and losses against Sublessor or Master Lessor as a result of Sublessee’s specific use of the Premises, and agrees to and shall indemnify, protect and save harmless the Sublessor from and against any claims, liabilities, damages and losses asserted against Sublessor as a result of Sublessee’s specific use of the Premises or any non-compliance with or violations of any zoning regulations.

10	Compliance with Master Lease.

a.This Sublease and all of the covenants and agreements of Sublessor and all rights and privileges of Sublessee are subject to (1) all of the terms and conditions of the Master Lease; (2) the performance and observance by Master Lessor of all of its obligations and agreements under the Master Lease; and (3) all of the rights and privileges of Master Lessor and Sublessor under the Master Lease.  The terms and conditions contained in the Master Lease are incorporated as terms and conditions of this Sublease, except for rent, term, security deposit and as otherwise set forth herein.  If there is a conflict between the terms of this Sublease and the Master Lease, then as between Sublessor and Sublessee, the terms of this Sublease shall control.  Sublessee shall pay the Minimum Rent directly to Sublessor, with Sublessor being responsible for paying directly to Master Lessor all Base Rent and Rent Adjustments due under the Master Lease.

b.Sublessee shall not commit or permit to be committed on the Premises any act or omission that violates any term or condition of the Master Lease.

c.Except as otherwise provided herein, Sublessor grants to Sublessee, for the duration of the Term of this Sublease, all of the rights and privileges granted Sublessor under the Master Lease as it relates to the Premises.  Sublessor does not assume or agree to perform for Sublessee’s benefit any of the duties or obligations of the Master Lessor under the Master Lease.

d.Sublessee indemnifies and agrees to hold Sublessor harmless from and against any and all claims, liabilities, damages and losses arising by reason of the breach of any covenant, agreement or obligation to be observed or performed by Sublessee under the Master Lease or this Sublease and all costs and expenses, including reasonable attorneys’ fees, incurred on account of the same.  Sublessor indemnifies and agrees to hold Sublessee harmless from and against any and all claims, liabilities, damages and losses arising by reason of the breach of any covenant, agreement or obligation to be observed or performed by Sublessor under the Master Lease or this Sublease (which breach is not caused by Sublessee) and all costs and expenses, including reasonable attorneys’ fees, incurred on account of the same.

e.On the Termination Date, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease, provided however, that if the Master Lease terminates as a result of a default or breach by Sublessor or Sublessee under this Sublease and/or the Master Lease, then the defaulting party shall be liable to the nondefaulting party for the damage suffered as a result of such termination.  Notwithstanding the foregoing, if the Master Lease gives Master Lessor or Sublessor any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Premises or the Building of which the Premises are a part, the exercise of such right by Master Lessor or Sublessor shall not constitute a default or breach hereunder.

f.Sublessor shall not modify, amend or terminate the Master Lease without Sublessee’s prior written consent.

11

Assignment and Subletting.  Except for a Permitted Transfer (as defined in the Master Lease), Sublessee shall not assign this Sublease or further sublet all or any part of the Premises without the prior written consent of Sublessor (and without the prior written consent of Master Lessor, if such is required under the terms of the Master Lease), which Sublessor’s consent may be withheld in its reasonable discretion.

12

Indemnity & Insurance.  Sublessee agrees to and hereby does indemnify and save Master Lessor and Sublessor harmless against all claims for damages to persons or property by reason of Sublessee’s use or occupancy of the Premises, and all expenses incurred by Master Lessor and Sublessor because thereof, including attorney’s fees and court costs.  Supplementing the foregoing and in addition thereto, Sublessee shall during the Term of this Sublease, and at Sublessee’s expense, maintain in full force and effect comprehensive general liability insurance with the minimum amount of coverage required of “Tenant” in the Master Lease, which insurance shall contain a special endorsement recognizing and insuring any liability accruing to Sublessee under the first sentence of this Paragraph 12, and naming Master Lessor and Sublessor as additional insureds.  Sublessee shall also maintain such other insurance required to be maintained by Sublessor under the Master Lease, naming Master Lessor and Sublessor as additional insureds.  Sublessee shall provide evidence of such insurance to Sublessor prior to the Commencement Date.  Sublessor and Sublessee each hereby release and relieve the other, and waive its right of recovery, for loss or damage arising out of or incident to the perils insured against which perils occur in, on or about the Premises, whether due to the negligence of Sublessor or Sublessee or their Brokers, employees, contractors and/or invitees to the extent that such loss or damage is within the policy limits of said comprehensive general liability insurance.  Sublessor and Sublessee shall, upon obtaining the policies of insurance required, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Sublease.

13	Access to Premises. Sublessor or its agents shall have the right upon at least 24 hours’ prior notice to enter upon the Premises at all reasonable hours for the purpose of inspecting same.
14

Sublessee’s Personal Property.  Sublessor shall not be liable for any damages to fixtures, merchandise or other personal property or inventories of Sublessee found or located within the Premises caused by fire, theft, misappropriation, or any other cause whatsoever, whether similar or dissimilar to the foregoing.  Any such personal property placed on the Premises shall be at Sublessee’ s sole risk.

15	Default and Remedies.

a.In addition to the items of Default that Sublessee is subject to under the Master Lease, the following events shall constitute a Default of this Sublease:

(i)The Minimum Rent, Additional Rent or any other rent or any part thereof is at anytime in arrears and unpaid for three (3) business days after written notice that the same is past due hereunder;

(ii)Sublessee has failed to keep and perform any of the other covenants and agreements on its part to be kept and performed under this Sublease or as required by this Sublease under the Master Lease which constitute defaults under the Master Lease, and such failure has not been cured within thirty (30) days after written notice thereof by Sublessor; provided, however, that if the nature of Sublessee’s obligation is such that more than 30 days are required for its performance, then Sublessee shall not be deemed to be in Default if it commences performance within the 30 day period and thereafter diligently pursues the cure to completion;

(iii)Sublessee abandons the Premises during the Term thereof;

b.Upon the occurrence of any one or more of the above events constituting a Default of this Sublease, or any other Default of the Master Lease, if the Sublessee is required by the terms of this Sublease, to observe, keep and perform said covenants under the Master Lease, Sublessor, at its option, may do any one or more or all of the following:

(i)Subject to applicable law, declare the balance of all Rent and all amounts due hereunder immediately due and payable, and upon such declaration such accelerated Rent plus the aggregate amount of any installments of Rent and other sums then accrued and unpaid shall be due and payable immediately;

(ii)Terminate this Sublease and re-enter the Premises and again have, repossess and enjoy the same with all the improvements then located thereon as if this Sublease had not been made, in which event, this Sublease and everything herein contained on the part of the Sublessor to be kept and performed shall cease and be utterly void, without prejudice, however, to the Sublessor’s right of action for arrears of rent and breach of covenant; and/or

(iii)Re-let the Premises on such terms as Sublessor may from time to time elect and apply the net proceeds toward the Sublessee’s obligations hereunder, without prejudice, however, to Sublessor’s right of action for arrears of rent and breach of covenant.

c.Sublessee shall pay and indemnify Sublessor against all legal costs and charges, including counsel fees lawfully and reasonably incurred in obtaining possession of the Premises after a default of Sublessee or after Sublessee’s default under the Master Lease or in surrendering possession of the Premises upon expiration or earlier termination of the term of the Sublease, or enforcing any covenant of this Sublease.

16

Sublessor’s Right to Cure Sublessee’s Default.  Sublessee shall not do or suffer or permit anything to be done which would cause the Master Lease to be terminated, or forfeited by virtue of any rights of termination, or forfeiture reserved or vested in Lessor, or by law or in equity.  If Sublessee shall default beyond any notice and cure period in the performance of any of its obligations under this Sublease or under the Master Lease, Sublessor, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of Sublessee upon prior notice.  If Sublessor makes any expenditure or incurs any obligation for the payment of money in connection therewith, such sums paid or obligations incurred shall be deemed to be Additional Rent hereunder and shall be paid to Sublessor by Sublessee on demand.

17

Surrender of Premises.  Upon the expiration or other termination of the Term, Sublessee covenants to quit and surrender to Sublessor or Lessor, as the case may be, the Premises, broom clean, in good order and condition, ordinary wear and tear and damage by fire or other casualty excepted, and at Sublessee’s expense to remove all property of Sublessee.  Any property not so removed shall be deemed to have been abandoned by Sublessee and may be retained or disposed of at Sublessee’s expense by Sublessor or Lessor, as either may desire.

18

Holding Over.  In the event Sublessee remains in possession of the Premises after the expiration of this Sublease, then in addition to the damages due and owing by Sublessee to Master Lessor under the Master Lease, Sublessee shall be required to pay directly to Master Lessor the Holdover Rent provided for in the Master Lease.

19

Notices.  (a) Any notice by either party to the other required or permitted under this Sublease shall be valid only if in writing and shall be deemed to be duly given only if sent by (i) registered or certified mail return receipt requested; or (ii) by pre-paid nationally recognized overnight courier service, addressed (1) if to Sublessor, at:

Avent, Inc.

Attn: General Counsel

5404 Windward Parkway

Alpharetta, Georgia 30004

With a simultaneous copy to:

Arnall Golden Gregory LLP

Attention: Hedy S. Rubinger, Esq.

171 17th Street, NW, Suite 2100

Atlanta, Georgia 30363-1031

if to Sublessee, at the address of the Premises or, if different, the address set forth herein, or at such other address for either party as that party may designate by notice to the other; notice shall be deemed given upon the receipt thereof.

20

Transmittal of Notice and Demands.  Sublessor shall promptly transmit to the Master Lessor under the Master Lease any notice or demand received from Sublessee and shall promptly transmit to Sublessee any notice or demand received from Master Lessor.  Sublessee shall promptly transmit to Sublessor any notice or demand received from Master Lessor or any other party relating to the Premises (other than in the ordinary course of Sublessee’s business).

21

Entire Agreement.  This Sublease contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein, shall be of any force or effect.  No subsequent alteration, amendment, change or addition to this Sublease, except as to changes or additions to the Rules and Regulations, if any, as described in the Master Lease, shall be binding upon Sublessor or Sublessee unless reduced to writing and signed by Sublessor and Sublessee and, if required under the Master Lease, consented to in writing by Master Lessor.

22

Attorney’s Fees.  In the event that any action or proceeding is brought to enforce any term, covenant or condition of this Sublease on the part of the Sublessor or Sublessee, the prevailing party in such litigation shall be entitled to recover reasonable attorney’s fees actually incurred.  Furthermore, Sublessor and Sublessee agree to pay the attorney’s fees and expenses of the other party to this Sublease (either Sublessor or Sublessee) if it is made a party to litigation because of its being a party to this Sublease and when it has not engaged in any wrongful conduct itself.

23	Time of Essence. Time is of the essence of this Sublease.
24

Commission.  Sublessor agrees to pay to pay Catherine Giel and Sam Holmes of CBRE, Inc., representing Sublessor (“Broker”), and Ross Bourne of CBRE, Inc., representing Sublessee (“Sublessee’s Broker”) for negotiating this Sublease, a commission as agreed to in a separate agreement.  Sublessee warrants and represents that it has had no dealings with any broker or broker(s) in connection with this Sublease, other than Sublessee’s Broker, and Sublessee covenants to pay, hold harmless and indemnify Sublessor from and against any and all cost, expense or liability for any compensation, commissions or charges claimed by any broker or broker(s) on behalf of the Sublessee with respect to this Sublease or negotiation thereof, other than Sublessee’s Broker.

25

Severability.  The terms, conditions, covenants and provisions of this Sublease shall be deemed to be severable.  If any clause or provision herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect.

26	Agency Disclosure. Sublessor and Sublessee hereby acknowledge that Broker has acted as an agent for Sublessee and Sublessor in this transaction and will be paid a commission by Sublessor.
27

Section Titles.  The section titles in this Sublease are included for convenience only and shall not be taken into consideration in any construction or interpretation of this Sublease or any of its provisions.

28

Additional Rent.  Sublessee shall be obligated to pay Sublessee’s Share (as hereinafter defined) of all Additional Rent, as required of Sublessor pursuant to the Master Lease, which Additional Rent shall include but not be limited to Sublessor’s Share of Operating Expenses (as defined in Exhibit B of the Master Lease) which includes the payment of Property Taxes and insurance premiums (as defined in Exhibit B of the Master Lease), and all utilities provided under Exhibit C of the Master Lease; additionally, if Sublessee is furnished any additional services by Master Lessor and same are billed to Sublessor as “Additional Rent” or otherwise, Sublessee shall reimburse Sublessor within thirty (30) days of receipt of an invoice or statement forwarded by Sublessor for such charges.  Additionally, Sublessee shall be responsible for the cost of excess electricity supplied to the Premises, and Sublessee shall reimburse Sublessor within thirty (30) days of after receipt of an invoice or statement forwarded by Sublessor for such charges.  Sublessee shall also be responsible for the cost of maintenance and repairs by the Master Lessor to the Premises and Sublessee shall reimburse Sublessor promptly after receipt of an invoice or statement forwarded by Sublessor for such charges.  “Sublessee’s Share” as used herein, shall be equivalent to Tenant’s Share (as defined in Exhibit B of the Master Lease).  Notwithstanding the foregoing, Additional Rent shall not include any (i) rent or other amounts payable under the Master Lease prior to the Early Occupancy or (ii) any rent or amounts payable and resulting from Sublessor’s default under the Master Lease that is not caused by Sublessee, its agents, contractors, or employees or Sublessee’s default hereunder.

29	Special Stipulations. Special Stipulations shall control if in conflict with any of the foregoing provisions of this Sublease.

a.Furniture – Sublessee shall have the right to use the existing wiring, cabling, furniture, equipment and work stations (the “FF&E”) located in the Premises, which FF&E is listed on Exhibit “D” attached hereto and made a part hereof, during the Term, and, upon the Rent Commencement Date, free and clear title to the FF&E shall be transferred to Sublessee.

b.Parking – Sublessee shall have the right to eighteen (18) parking spaces in accordance with the provisions set forth in Exhibit F of the Master Lease.

c.Restoration – Upon the Termination Date, Sublessee shall deliver the Premises to Sublessor in broom-clean condition and in a condition equivalent to or better than on the Commencement Date (reasonable wear and tear and casualty excepted).  Sublessee further agrees to remove all FF&E, any Alterations performed within the Premises by Sublessee if required by Master Lessor, and other personal property within the Premises and shall be required to repair any damages caused by the removal of same.  Sublessee shall indemnify, protect and save harmless the Sublessor from and against any claims, liabilities, damages and losses asserted against Sublessor as a result of Sublessee’s removal of such items.  Sublessee shall have no obligation to remove or restore any damage, cabling, hazardous materials or improvements existing at the Premises as of the Commencement Date (except for the FF&E).

d.Signage – Subject to the approval of Sublessor and Master Lessor, Sublessee shall be permitted to install Building standard suite signage in accordance with Section 5.2 of the Master Lease, at the sole cost and expense of Sublessee.  Sublessor shall not unreasonably withhold, condition or delay its consent to such signage.

e.Alterations – Any modifications, improvements, or alterations to the Premises by Subtenant shall (i) be constructed in accordance with all applicable laws and ordinances, (ii) shall require the prior written approval by Sublessor and Master Lessor, and (iii) shall otherwise be governed by Section 7.3 of the Master Lease.  Sublessor shall not unreasonably withhold, condition or delay its consent to such Alterations.

f.Lease Contingency – This Sublease shall be contingent upon Sublessee executing a lease with Master Lessor on Suite 160 in the Building (the “Adjacent Premises”) until June 25, 2020.  In the event Sublessee shall not have an executed lease for the Adjacent Premises on or before June 25, 2020, Sublessee shall have the one-time right to terminate this Sublease upon written notice to Sublessor.  In the event such written notice is not delivered on or before June 25, 2020, time being of the essence, Sublessee hereby waives its rights pursuant to this Section 29(f).

30

Consent of the Master Lessor.  This Sublease shall be of no force or effect unless and until consented to, in writing, by Master Lessor.  Any such said consent by Master Lessor shall be attached hereto as Exhibit “F”.  If Master Lessor does not consent to this Sublease within thirty days after the date first written above, then Sublessee may terminate this Sublease.  Sublessor shall be solely responsible to pay all costs, fees and consideration charged by Master Lessor in connection with consent to this Sublease.

31	The following are attached hereto and made a part hereof:

Exhibit “A” – Master Lease

Exhibit “B” – Floor Plan

Exhibit “C” – Commencement Date Agreement

Exhibit “D” – List of FF&E

Exhibit “E” – Intentionally Omitted

Exhibit “F” – Master Lessor’s Consent Form

IN WITNESS WHEREOF, the parties have hereunto executed this Sublease as of the day and year first above written.

SUBLESSEE:

TARSUS PHARMACEUTICALS, INC., a Delaware corporation

By:	/s/ Bobby Amazian
Name:	Bobak Azamian
Its:	Chief Executive Officer

19782 MacArthur Blvd Suite 285
Address

Phone

May 23, 2020
Date

SUBLESSOR:

AVENT, INC., a Delaware corporation

By:	/s/ David Ball
Name:	David Ball
Its:	SVP, Global Supply Chain &
Procurement

Phone

May 29, 2020
Date

FIRST AMENDMENT TO SUBLEASE AGREEMENT

THIS FIRST AMENDMENT TO SUBLEASE AGREEMENT (this “Amendment”) is entered into and effective as of July 30, 2020 (the “Effective Date”), by and between AVENT, INC., a Delaware corporation (“Sublessor”) and TARSUS PHARMACEUTICALS, INC., a Delaware corporation (“Sublessee”).

W I T N E S S E T H THAT:

WHEREAS, Sublessor and Sublessee are parties to that certain Sublease Agreement dated May 29, 2020 (the “Sublease”) for certain premises consisting of approximately 5,285 rentable square feet of space in the building located at 15440 Laguna Canyon Road, Irvine, CA 92618 and identified as Suite 130 (the “Premises”);

WHEREAS, Sublessor and Sublessee desire to amend the Sublease to confirm the Commencement Date and Rent Commencement Date of the Sublease and to otherwise revise the terms of the Sublease as set forth herein;

NOW, THEREFORE, for and in consideration of the Premises and the sum of Ten and No/100 Dollars ($10.00) and for other good and valuable considerations, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties do hereby covenant and agree as follows:

1.Recitals.  The recitals set forth above in this Amendment are incorporated into the body of this Amendment and made a part hereof as if fully set forth herein.

2.Defined Terms.  All capitalized terms utilized in this Amendment and not expressly defined herein shall have the same meaning as ascribed to such terms in the Sublease.

3.Commencement.  The parties hereby agree that Section 4(b) of the Sublease is hereby deleted in its entirety and shall be replaced with the following:

“Notwithstanding anything to the contrary contained herein, the parties hereby agree that the Rent Commencement Date and Commencement Date shall be deemed to occur on August 15, 2020 and neither party shall be obligated to execute a Commencement Date Agreement memorializing such date.”

4.Conflict; No Further Modification.  In the event of any conflict between the Sublease and this Amendment, the terms and provisions of this Amendment shall prevail.  Except as set forth in this Amendment, all of the terms and provisions of the Sublease shall remain unmodified and in full force and effect.

5.Miscellaneous.  This Amendment shall be binding upon and inure to the benefit of Sublessor, Sublessee and their respective legal representatives, successors and assigns.  This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which shall be deemed one and the same instrument.  Electronic signatures and/or signatures transmitted by facsimile or email shall have the same effect as an original signature.  Time is of the essence.  This Amendment shall be subject to, governed by, and construed pursuant to the laws of the State of California.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURES BEGIN ON FOLLOWING PAGE

IN WITNESS WHEREOF, the parties have executed this Amendment under seal as of the day and year first above written.

SUBLESSOR:

AVENT, INC.,
a Delaware corporation

By:	/s/ David Ball
Its:	SVP, Global Supply Chain & Procurement

[SIGNATURES CONTINUE ON THE NEXT PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

[SIGNATURE PAGE TO AMENDMENT]

SUBLESSEE:

TARSUS PHARMACEUTICALS, INC.,
a Delaware corporation

By:	/s/ Leo Greenstein
Its:	Chief Financial Officer